Exhibit 21



ACE HARDWARE CORPORATION
LIST OF SUBSIDIARIES


                                STATE/COUNTRY		         NAME UNDER WHICH
SUBSIDIARY				                 OF INCORPORATION	     SUBSIDIARY DOES BUSINESS
----------                     ----------------      ------------------------
Ace Insurance Agency, Inc.		    Illinois 			         Ace Insurance Agency, Inc.

AHC Realty Corporation			       Illinois		           AHC Realty Corporation

Loss Prevention Services, Inc.		Illinois		           Loss Prevention Services,
                                                      Inc.

A.H.C. Store Development Corp.		Illinois            	A.H.C. Store Development
                                                      Corp.

Ace Hardware Canada Limited		   Canada		             Ace Hardware Canada Limited

National Hardlines Supply,      Illinois             National Hardlines Supply,
 Inc.                                                 Inc.

Ace Hardware de Mexico, S.A.    Mexico		             Ace Hardware de Mexico,
 de C.V.                                              S.A. de C.V.

Ace Hardware Foundation		       Illinois			          Ace Hardware Foundation

New Age Insurance Ltd.			       Bermuda		            New Age Insurance Ltd.

Ace Hardware International,     Barbados		           Ace Hardware International,
 Inc.                                                 Inc.

Ace Corporate Stores, Inc.		    Illinois			          Ace Corporate Stores, Inc.